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                                                                   Exhibit 10.75





                         Hearst-Argyle Television, Inc.
                               888 Seventh Avenue
                            New York, New York 10106




Dreamlife
888 7th Avenue
13th Floor
New York, New York
10106

      Re: 888 Seventh Avenue
          New York, New York 10106 ("The Building")
          -----------------------------------------

Ladies and Gentleman:

         This letter agreement (this "Agreement") will set forth our agreement with respect to the granting by Hearst-Argyle Television, Inc., a Delaware corporation ("Licensor") to ("Dreamlife"), a Delaware Corporation ("Licensee") of a license to enter into and use a portion of the thirteenth (13th) floor of the referenced Building on a non-exclusive basis and on the following terms and conditions (the "License"):

         1. LICENSED AREA: The License is granted with respect to that portion of the Building depicted on EXHIBIT A attached hereto (the "Licensed Area").

         2. TERM OF LICENSE: The term (the "Term") of the License will commence on the date (the "Commencement Date") of receipt of approval of this Agreement by 888 Seventh Avenue LLC, as landlord ("Landlord") under that certain lease dated February 18, 1998 between Paramount Group, Inc., as Agent for 888 7th Avenue Associates Limited Partnership ("Original Landlord") and Licensor, as amended by that certain First Amendment of Lease dated September 15, 1999 between 888 7th Avenue LLC (successor-in-interest to Original Landlord) and Licensor (the "Lease") pursuant to which Licensor demises space in the Building and, except as otherwise provided herein (including, without limitation, as provided in Paragraph 4 of this Agreement), will terminate on the date (the "Expiration Date") that is the day immediately proceeding the one (1) year anniversary of the Commencement Date or such earlier date on which the term of the Lease shall expire or be terminated.

         3. EXTENSION OPTION: Licensee shall have the right, at its sole and exclusive option and without obligation, provided Licensee is in compliance with the terms of this Agreement, and upon notice to Licensor given at least ninety (90) days prior to the Expiration Date and provided Landlord shall consent thereto, to extend the Term for successive periods of one (1) year each (each, an "Extension Term"), the first such period commencing on the date immediately succeeding the Expiration Date and expiring on the first (1st) anniversary of the Expiration Date, unless such Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this License (including, without limitation, as provided in Paragraph 4 of this Agreement) or pursuant to law and, if such option is exercised and Landlord consents thereto prior to the then Expiration Date, the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the applicable Extension Term had originally been included in the Term and the Expiration Date shall thereupon be deemed to be the last day of such Extension Term.


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         4.       CANCELLATION OPTION: Either Licensor or Licensee may elect to terminate this Agreement effective at the end of any calendar month upon the giving of not less than 30 days' prior written notice to the other party. Upon the giving of such notice, the License (unless the same shall have expired sooner pursuant to any of the other provisions of the License or pursuant to law) shall terminate on the "Termination Date" set forth therein with the same effect as if the Termination Date were the Expiration Date and Licensee shall terminate its occupancy of the Licensed Area in accordance with the terms and conditions of the License, including, but not limited to, Section 13 hereof, not later than the Termination Date.

         5. LICENSE FEE: Licensee shall pay to Licensor at its address set forth above (or such other address as licensor may designate) a fee of $10,000 on the first day of each month during the Term (the "License Fee") without demand or notice or any set-off, offset or deduction. The License Fee includes payment for (i) elevator, heat, ventilation, air-conditioning, electricity, water and basic cleaning services as, if and when provided to Licensor under the lease with respect to the Licensed Area and (ii) basic local telephone service (excluding toll charges or any other fees above the basic service charge as determined by Licensor's telephone service provider). At Licensee's request, Licensor shall request that Landlord provide additional elevator, heat, air conditioning and/or cleaning services in accordance with the terms of the Lease and all charges for such additional services with respect to the Licensed Area shall be paid by Licensee to Licensor upon demand therefor, provided that Licensor shall have no liability with respect to, and the terms of this Agreement and the License shall not be affected by, any failure by the landlord to provide such additional services. Any costs or fees payable by Licensee hereunder in excess of the License Fee shall be paid to Licensor promptly upon demand therefore.

         6. PERMITTED USE; NO ASSIGNMENT OR OTHER TRANSFER: Licensee may use the Licensed Area for general office purposes in accordance with the provisions of the Lease and for no other purpose. Licensee shall not permit any other person or entity not employed by Licensee to use or occupy the Licensed Area, and Licensee shall not assign or otherwise transfer this Agreement or the License granted hereby to any other person or entity.

         7. SUBORDINATION TO THE LEASE: COMPLIANCE WITH LAW: This Agreement shall be in all respects subject and subordinate to the terms of the Lease and all matters to which the Lease is subject and subordinate. Licensor represents that a true and complete copy of the lease (with certain economic provisions which are not applicable to this Agreement and the License deleted therefrom) is annexed hereto as EXHIBIT B. Licensee hereby acknowledges that it has read and is familiar with the terms of the Lease as set forth in EXHIBIT B.

         8. COVENANTS REGARDING THE LEASE: Licensee shall not do, permit or omit to do anything that would cause or constitute a default under the Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Licensed Area or the use or occupancy thereof after receipt of same from Landlord or any other person or entity.

         9. SERVICES AND REPAIRS: Licensor shall not be required to provide any of the services or make any of the repairs that Landlord has agreed to provide pursuant to the Lease (or is required by law to provide), including, without limitation, the provision of electricity to the Licensed Area that Landlord has agreed to furnish pursuant to the Lease or take any other action that Landlord is required by law or has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or, taken under the Lease, but at Licensee's request and cost, Licensor agrees to use commercially reasonable efforts to obtain the same from Landlord (provided, however, that Licensor shall not be obligated to use such efforts or take any action which might give rise to a default under the Lease).


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         10.      CONDITION OF THE LICENSED AREA: Licensee has inspected and is familiar with the Licensed Area and agrees to accept the Licensed Area in its "as is" condition. Licensor makes no representations or warranties with respect to the condition of the Licensed Area and shall have no obligation to perform any work or otherwise prepare the Licensed Area for Licensee's use and occupancy. Licensee shall make no alterations or improvements to the Licensed Area without Licensor's prior written consent and, if any such alterations or improvements are approved by Licensor, same shall be made only in strict accordance with the terms of the Lease. At the end of the Term, any such alterations shall, at the option of Licensor, either be (a) removed by Licensee in accordance with Paragraph 13 hereof or (b) become the property of Licensor and be surrendered with the Licensed Area. Licensee shall maintain and take good care of the Licensed Area and shall make all repairs and replacements thereto as and when needed to preserve same in the condition on which same existed as of the Commencement Date, normal wear and tear accepted, provided that if the required repairs are structural in nature, affect any Building system or affect any portion of the Building outside of the Licensed Area, such repairs shall be made by Licensor, or as applicable, Landlord, at Licensee's cost. Licensee, at Licensee's sole cost and expense, shall comply with all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders of all governmental authorities now or hereinafter created, and of any applicable fire rating bureau or similar body, applicable to the use and/or occupancy of the Licensed Area. Licensee shall also comply with the rules and regulations for the Building that Landlord may from time to time adopt.

         11.      INSURANCE AND INDEMNITY; LIMITATION OF LIABILITY:

                           (a) Licensee shall obtain and keep in full force and
                  effect during the Term a policy of Commercial general public liability and property damage insurance reasonably acceptable to Licensor under which licensee is named as the insured, and Licensor, Landlord and any other parties which Licensor has provided notice are named as additional insureds.

                           (b) Licensee shall indemnify, defend, protect and
                  hold harmless each of Licensor, Landlord and any superior lessors and mortgages of which Licensor has provided notice to Licensee, and each of their respective direct and indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, invitees, servants, agents and representatives (collectively, the "INDEMNITEES") from and against any and all losses, liabilities, claims, judgments, damages, interest and expenses of any kind or nature (including reasonable attorneys fees and disbursements) to which any Indemnitee may (except insofar as it arises out of the gross negligence or willful misconduct of any such Indemnitee) be subject arising from or in connection with the use by Licensee or any employee, agent, contractor, officer, partner or invitee of Licensee of the Licensed Area or the Building during the Term or arising from any default by Licensee in the keeping observance or performance of any provision contained in the License.

         12. DEFAULT: In addition to any and all other rights or remedies provided in License or which Licensor may have at law, in equity, or otherwise, if Licensee shall fail to comply with any of Licensee's obligations under the License and such non-compliance continues for more than 10 days after notice by Licensor to Licensee of such non-compliance, then the License and this Agreement shall immediately terminate, and Licensee shall immediately quit and surrender the Licensed Area as required hereby.


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         13.      END OF TERM: Upon the expiration or earlier termination of the
                  Term, Licensee shall, at Licensor's option pursuant to Paragraph 10 hereof, remove all of licensee's alterations, improvements, fixtures, equipment and personal property from the Licensed Area and repair all damage caused by such removal, and shall quit and surrender to Licensor the Licensed Area vacant, broom-clean and in the order and condition thereof as of the Commencement Date, ordinary wear and tear accepted.

         14.      NO SUIT FOR DAMAGES; WAIVER OF JURY TRIAL; LIMITATION OF
                  LIABILITY:

                           (a) Licensee shall not seek to obtain any judgment
                  for damages (including, without limitation, consequential damages) or indemnity against Licensor, or any of Licensor's partners, shareholders, officers, directors, employees, agents, trustees, beneficiaries and contractors, by reason of a default by Licensor hereunder.

                           (b) LICENSOR AND LICENSEE HEREBY WAIVE TRIAL BY JURY
                  IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE LICENSE, THE RELATIONSHIP OF LICENSOR AND LICENSEE, LICENSEE'S USE OR OCCUPANCY OF THE LICENSED AREA, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LICENSOR COMMENCES ANY ACTION FOR NON-PAYMENT OF THE LICENSEE FEE, LICENSEE SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

                           (c) Notwithstanding anything to the contrary
                  contained herein, neither Licensor nor Any general or limited partner in or of Licensor, whether direct or indirect, nor any direct or indirect partners in such partners, nor any disclosed or undisclosed officers, shareholders, principals, directors, employees, partners, servants or agents of Licensor or any of the foregoing, nor any investment advisor or other holder of any equity interest in Licensor, their successors, assigns, agents, or any mortgages in possession shall have any personal liability with respect to any provisions of this Agreement or the License.

         15. NOTICES: Any notice or other communication given by either party to the other with respect to the License or this Agreement shall be in writing and shall be deemed to have been properly given if sent by personal delivery, or registered or certified mail, return receipt requested, posted in a United States post office station in the continental united States, or by a nationally recognized overnight courier, in each case addressed (i) to Licensee at its address first above written
                  Attention: Pat Pinto and (ii) to Licensor, at its address first above written, Attention: Al Lustgarten or such other address as either party may designate in writing. A copy of each communication to Licensor shall also be sent to Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, Attention: David C. Djaha, Esq. All such communications shall be deemed to have been given, rendered or made when delivered on the date such communication is actually received as evidenced by a written receipt therefor or refusal to accept delivery, as of the date of such refusal, in the case of personal delivery, or three (3) days after the day so mailed, or one (1) business day after sent by nationally recognized overnight courier.


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         16.      BROKER: Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this Agreement. Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of a breach of its respective representations and warranties contained in this paragraph being untrue. The provisions of this Paragraph shall survive the expiration or earlier termination of this Agreement.

         17. CONSENT: Whenever the provisions of this Agreement require the written consent of Licensor, such provisions shall, to the extent Landlord's consent is required pursuant to the terms of the License, be construed to require the written consent of both Licensor and Landlord.

         18.      MISCELLANEOUS:

                           (a) A failure by either party in any instance to
                  insist upon the strict performance of any one or more of the obligations of the other party under this Agreement, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by Licensor or Licensee, as the case may be, of any of such other party's defaults or breaches hereunder or of any rights and remedies arising by reason of such defaults or breaches, or a waiver or relinquishment for the future requirement of strict performance of any and all of such other party's obligations hereunder.

                           (b) This Agreement contains the entire agreement
                  between the parties and all prior negotiations and agreements are merged in this Agreement. Any agreement hereafter made shall be ineffective to change, modify or discharge this Agreement in whole or in part unless such agreement is in writing and signed by the parties hereto.

                           (c) Anything herein to the contrary notwithstanding
                  this Agreement and the License shall terminate immediately upon Licensor's assignment or sublease of its rights under the Lease.

                           (d) This Agreement is not to be construed as in any
                  way granting to Licensee any interest in the Licensed Area. The License merely grants to Licensee a license to enter upon and use the Licensed Area in accordance with the terms hereof and shall not be deemed to grant to Licensee a leasehold or other real property interest in the Licensed Area, it being understood that this Agreement creates a License to use the Licensed Area on an non-exclusive basis.

                           (e) In the event that any provision of this Agreement
                  shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement shall be unaffected thereby.

                           (f) Nothing contained in this Agreement shall be
                  construed to create priority of estate or contract between Licensee and Landlord.

                           (g) Capitalized terms used herein shall have the same
                  meanings as are ascribed to them in the Lease, unless otherwise expressly defined herein.

                           (h) This Agreement shall not be binding upon either
                  party unless and until both parties shall have executed and delivered same.


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                           (i) This Agreement and the License shall be governed
                  by, and construed in accordance with, the laws of the State of New York.



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                                            Very truly yours,

                                            Hearst-Argyle Television, Inc.


                                            By: /s/ Al Lustgarten
                                               ---------------------------------
                                            Name:  Al Lustgarten
                                            Title: Vice President, IT and
                                                   Administration


ACCEPTED AND AGREED
THIS 2nd DAY OF December

Dreamlife


By: /s/ Peter Lund
   -----------------------------
   Name:  Peter Lund
   Title: Chairman


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PHASE PHASE II